As filed with the Securities and Exchange Commission on February 3, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FINANCIAL ENGINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3250323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1050 Enterprise Way, 3rd Floor

Sunnyvale, CA 94089

(408) 498-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Lawrence M. Raffone Chief Executive Officer Financial Engines, Inc. 1050 Enterprise Way, 3rd Floor Sunnyvale, CA 94089 (408) 498-6000	Jorge del Calvo, Esq. Davina K. Kaile, Esq. Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	9,885,889	$27.50	$271,861,947.50	$27,376.50

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the registrant’s common stock as reported on the Nasdaq Global Market on January 28, 2016.

PROSPECTUS

FINANCIAL ENGINES, INC.

9,885,889 Shares

Common Stock

The selling stockholders identified in this prospectus and any additional selling stockholders who will be identified in one or more prospectus supplements may sell up to 9,885,889 shares of our common stock pursuant to this prospectus. We will not receive any proceeds from the sale of shares offered by the selling stockholders. The shares of common stock offered under this prospectus and any prospectus supplement were originally issued in connection with our acquisition of Kansas City 727 Acquisition LLC, a Delaware limited liability corporation, as well as its subsidiaries and certain affiliates, which we refer to collectively as The Mutual Fund Store, pursuant to the Agreement and Plan of Mergers dated as of November 5, 2015, by and among Financial Engines, Mayberry Acquisition Sub I, LLC, Mayberry Acquisition Sub, Inc., Mayberry Acquisition Sub II, LLC, Kansas City 727 Acquisition Corporation, Kansas City 727 Acquisition LLC, TMFS Holdings, Inc. and WP Fury Holdings, LLC (solely in its capacity as the Sellers’ Representative thereunder).

The selling stockholders (which term includes their respective donees, pledgees, transferees or other successors-in-interest) may sell the shares directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders may sell the shares in one or more transactions at any time at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. We will bear the expenses incurred by the Company in effecting the registration of the shares of common stock, and the selling stockholders will bear all discounts, selling commissions and transfer taxes applicable to the sale of the shares of common stock registered by this prospectus by the selling stockholders. See “Plan of Distribution” beginning on page 5 of this prospectus for more information about how the selling stockholders may sell their shares of common stock.

Our common stock is traded on the Nasdaq Global Market under the symbol “FNGN.” On January 28, 2016, the last reported sale price of our common stock on the Nasdaq Global Market was $25.42 per share.

Investing in our common stock involves risks. You should carefully read and consider the matters described in, and incorporated by reference under, “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 3, 2016.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this process, the selling stockholders may, from time to time, sell the shares of our common stock, as described in this prospectus, in one or more offerings.

You should rely only on the information contained and incorporated by reference into this prospectus or in any prospectus supplement. We and the selling stockholders have not authorized anyone to provide you with different or additional information. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date of this prospectus or any prospectus supplement, respectively, or that the information contained in any document incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale made under this prospectus.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional or different information, such as additional or different risk factors or other special considerations applicable to us or our business, financial condition or results of operations. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in the prospectus supplement.

This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor it is an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.

We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the shares of our common stock being offered.

Unless the context requires otherwise, references in this prospectus to “Financial Engines,” “the Company,” “we,” “us” and “our” refer to Financial Engines, Inc., a Delaware corporation and our consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein, and any free writing prospectuses provided in connection with this offering may, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. Forward-looking statements include all statements that are not historical facts and can generally be identified by the use of forward-looking terminology such as the words “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan,” “anticipate,” or the negative of these terms, or similar expressions. Our actual results could differ materially from those discussed in the forward-looking statements due to the risks and uncertainties discussed herein and in our SEC filings, and the inherent uncertainty of estimates, forecasts and projections. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

Any forward-looking statements represent our estimates and assumptions only as of the date that they were made. Our actual results could differ materially from those anticipated in forward-looking statements because of various factors, including, but not limited to factors affecting:

•	our results of operations;

•	our ability to manage our growth;

•	our ability to realize the anticipated benefits of our acquisition of The Mutual Fund Store;

•	our ability to sustain or increase profitability;

ii

•	the demand for our solutions;

•	our ability to compete;

•	our ability to introduce new services;

•	our ability to safeguard our intellectual property; and

•	trends in the advisory industry and fluctuations in general economic conditions.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully review the discussion of the risks and uncertainties described in, and incorporated by reference under, “Risk Factors” beginning on page 2 of this prospectus and in any prospectus supplement, as well as in the documents we file from time to time with the SEC, which are incorporated herein by reference. These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. You should however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where you can find more information.”

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding our company, the common stock being registered hereby, and our financial statements and notes thereto incorporated by reference in this prospectus before deciding whether to purchase shares of our common stock from the selling stockholders.

Financial Engines

We are a leading provider of independent, technology-enabled portfolio management services, investment advice and retirement income services primarily to participants in employer-sponsored defined contribution plans, such as 401(k) plans. We help investors plan for retirement by offering personalized plans for saving, investing, and generating retirement income, as well as by providing assessments of retirement income needs and readiness, regardless of personal wealth or investment account size. Financial Engines® Income+, a feature of our portfolio management service, is designed to prepare a portfolio to generate income in retirement, and calculates and facilitates the payment of steady recurring payouts throughout retirement. We use our proprietary advice technology platform to provide our services to millions of retirement plan participants on a cost-efficient basis. We believe that our services have significantly lowered the cost and increased the accessibility to plan participants of independent, personalized portfolio management services, investment advice and retirement income planning.

Financial Engines, Inc. was incorporated on May 13, 1996 under the laws of the state of California and is headquartered in Sunnyvale, California. In February 2010, Financial Engines, Inc. was reincorporated in the state of Delaware. Our investment advisory and management services are provided through our subsidiary, Financial Engines Advisors L.L.C., a federally registered investment adviser. In February 2016, we acquired the business of The Mutual Fund Store, a Kansas City-based federally registered investment advisor.

This prospectus, including the documents incorporated by reference, contains references to a number of trademarks that are our registered trademarks or those of our affiliates, or trademarks for which we or our affiliates have pending registration applications or common law rights. These include Financial Engines, Inc. and the Financial Engines and The Mutual Fund Store name and design logo. This prospectus may also include trade names, trademarks and service marks of other companies and organizations.

The Offering

We are registering for resale by the selling stockholders 9,885,889 shares of our common stock that were originally issued in connection with our acquisition of The Mutual Fund Store pursuant to the Agreement and Plan of Mergers dated as of November 5, 2015, as amended from time to time, by and among the Company, Mayberry Acquisition Sub I, LLC, Mayberry Acquisition Sub, Inc., Mayberry Acquisition Sub II, LLC, Kansas City 727 Acquisition Corporation, Kansas City 727 Acquisition LLC, TMFS Holdings, Inc. and WP Fury Holdings, LLC. (solely in its capacity as the Sellers’ Representative thereunder), which we refer to as the Merger Agreement. Under the terms of the Stockholders Agreement dated November 5, 2015 entered into in connection with the Merger Agreement, which we refer to as the Stockholders Agreement, we agreed to register the shares of common stock originally issued pursuant to the Merger Agreement. All of the shares of common stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares. See “Selling Stockholders” beginning on page 3 of this prospectus.

RISK FACTORS

Investing in our common stock involves risks. Before deciding to invest in our common stock, please read carefully the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus. These risks and uncertainties include the risks described below as well as those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are incorporated herein by reference and which may be updated, supplemented or superseded by the risks and uncertainties described in the reports we subsequently file with the SEC. See “Incorporation by Reference” and “Where You Can Find More Information” on page 7 of this prospectus. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks or uncertainties described in this prospectus or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Please also see “Cautionary Statement Regarding Forward-Looking Statements” beginning on page i.

Risks Related to the Acquisition of The Mutual Fund Store

We are subject to business uncertainties due to the acquisition of The Mutual Fund Store, which may have an adverse effect on us.

Uncertainties regarding the potential impact of the acquisition of The Mutual Fund Store may have an adverse effect on us or our business. We cannot predict how our acquisition of The Mutual Fund Store may impact plan providers, plan sponsors, clients and employees and others with whom we do business, or how the market in general may react to the acquisition. These uncertainties may impair our ability to attract, retain and motivate key personnel, and could negatively impact our existing business relationships.

We may fail to realize any of the anticipated benefits of our acquisition of The Mutual Fund Store or those benefits may take longer to realize than expected. We may also encounter unexpected difficulties in integrating the two businesses.

The success of our acquisition of The Mutual Fund Store will depend, in part, on our ability to successfully integrate and realize the anticipated benefits from combining our business with the business of The Mutual Fund Store. We may not fully realize, in a timely manner or otherwise, any of the anticipated synergies and other potential opportunities and benefits of the acquisition due to several factors, including: the difficulties with the integration process, unanticipated costs, liabilities or expenses associated with the acquisition, incurrence of acquisition-related costs, harm to our existing business relationships, including relationships with plan providers, plan sponsors, clients and employees as a result of the acquisition, harm to our reputation, the loss of key employees in the acquired business, use of resources that may be needed in other parts of our business, the use of a substantial portion of our available cash to consummate the acquisition, or other factors. In addition, our ability to impose appropriate internal controls, including accurate forecasting, accounting and reporting integration, to successfully manage the acquired business will require a significant investment of resources and management time. Any future acquisitions may involve similar risks, including the use of substantial amounts of cash, potentially dilutive issuances of equity securities, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business or other factors. Integration efforts may also divert management attention and resources and have an adverse effect on us.

Our business and reputation could be harmed by The Mutual Fund Store franchisees.

The success of our business depends in part upon the operational and financial success of The Mutual Fund Store franchisees. The inability of The Mutual Fund Store franchisees to operate successfully could adversely affect our operating results through decreased royalty payments. If a significant franchisee or a significant number of our franchisees become financially distressed, our operating results could be impacted through reduced or delayed royalty payments.

We believe clients expect the same quality of service from our franchisees as they do from Financial Engines and The Mutual Fund Stores-owned locations. The providers and sponsors that work with our company may not want to work with The Mutual Fund Store franchises. While our franchise agreements set forth certain operational standards and guidelines, we have limited control over how our franchisees’ businesses are run, and do not exercise day-to-day control over them. Any operational or developmental shortcomings of our franchisees, including their failure to comply with applicable laws, are likely to be attributed to our overall operations from the perspective of regulatory bodies and the public. Any such failures could also subject us to regulatory investigation and penalties, have a direct negative impact on the royalty revenue we receive from the franchise, subject us to client claims, as well as harm our reputation and brand.

Various state and federal laws govern our relationship with our franchisees and our potential repurchase of a franchise. If we fail to comply with these laws, we could be liable for damages to franchisees, fines or other penalties. A franchisee or government agency may bring legal action against us based on the franchisor/franchisee relationship. Litigation with our franchisees or government agencies may be expensive, divert management’s time and resources and adversely affect both our profits and our important relations with our other franchisees.

We are subject to risks associated with leasing space for The Mutual Fund Store retail locations.

The Mutual Fund Store or franchises operate over 125 retail locations which are presently located on leased premises. As leases underlying these locations expire, we or our franchisees may be unable to negotiate a new lease or lease extension, either on commercially acceptable terms or at all, which could cause us or our franchisees to close offices in desirable locations. As a result, our revenues and our brand building initiatives could be adversely affected. Current locations of The Mutual Fund Store and franchised locations may become unattractive to us as demographic patterns change. We generally cannot cancel current leases. Therefore, if an existing or future retail location is not profitable, and we decide to close it, we may nonetheless be committed to perform our obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term. If we are unable to manage these risks effectively, our business and financial results could be adversely affected.

Buying back franchise operations involves risks that could adversely affect our business and financial results.

Our business plan includes the initiative to repurchase certain franchises of The Mutual Fund Store, beginning in 2016. The Mutual Fund Store franchise agreements generally set forth a formula and a process for repurchasing the franchise. State franchise laws may make it difficult to close and terminate franchise locations. There are a number of risks associated with this initiative, including the difficulty in predicting the ultimate costs, including any employee termination costs, the timing of payments received, the results of negotiations with landlords, and the future impact to our financial results. If we are unable to manage these risks effectively, our business and financial results could be adversely affected.

The number of shares being registered for sale is significant in relation to our trading volume.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for resale into the public market by the selling stockholders. Sale of these shares, particularly if sold in substantial amounts or all at once or within a short period of time, could cause the market price of our stock to decline and affect our ability to raise equity capital.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders. All proceeds from the sale of the shares will be for the accounts of the selling stockholders, as described below. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

Up to 9,885,889 shares of common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders. The selling stockholders may from time to time offer and sell pursuant to this prospectus all, some or none of the shares of our common stock being registered.

The following table (and the notes thereto) sets forth certain information as of February 2, 2016, the day following the closing of our acquisition of The Mutual Fund Store pursuant to the Merger Agreement, regarding the beneficial ownership of common stock by each of the selling stockholders and the shares being offered by the selling stockholders. Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all their shares of common stock covered by this prospectus.

The selling stockholders received their shares of Financial Engines common stock as part of the consideration paid in connection with the acquisition of The Mutual Fund Store pursuant to the Merger Agreement, or directly or indirectly in one or more transfers from a person that received such shares pursuant to the Merger Agreement. The registration statement to which this prospectus relates is being filed pursuant to the Merger Agreement and the Stockholders Agreement. Subject to the terms and conditions of these agreements, we agreed to file the registration statement to cover the shares of Financial Engines common stock held by each selling stockholder and to keep the registration statement effective until the shares offered by this prospectus (i) have been sold pursuant to an effective registration statement under the Securities Act; (ii) may be sold pursuant to Rule 144 of the Securities Act without any limitation as to manner-of-sale restrictions or volume limitations; (iii) cease to be outstanding, or (iv) have been transferred or assigned in a private transaction in which the transferor’s rights under the Stockholders Agreement are not assigned in compliance with the Stockholders Agreement.

To our knowledge, (i) the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table, and (ii) unless otherwise indicated below, no other selling stockholder nor any affiliate of a selling stockholder has held any position or office with, been employed by or otherwise has had any material relationship with us or any of our predecessors or affiliates during the three years prior to the date of this prospectus, other than as a result of the ownership of our shares of common stock or other securities. Unless otherwise indicated below, the address of each selling stockholder is c/o Financial Engines, Inc., 1050 Enterprise Way, 3rd Floor, Sunnyvale, CA 94089.

In the table below, the percentage of shares beneficially owned is based on 61,585,287 shares of our common stock outstanding at the close of business on February 2, 2016, determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

	Beneficial Ownership Prior to the Offering		Number of Shares Being Registered for Resale	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Number of Shares	Percentage of Outstanding Common Stock		Number of Shares	Percentage of Outstanding Common Stock
Warburg Pincus X Partners, L.P.(1)	254,791	*	254,791	0	0
Warburg Pincus Private Equity X, L.P.(1)	7,963,465	12.9%	7,963,465	0	0
TMFS Holdings, Inc.(2)	1,530,524	2.5%	1,530,524	0	0
Christopher R. Braudis	137,109	*	137,109	0	0
TOTALS	9,885,889	16.1%	9,885,889	0	0

*	Represents less than 1%.
(1)

The stockholders of the Company are Warburg Pincus X Partners, L.P., a Delaware limited partnership (“WP X Partners”) and Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X”, and together with WP X Partners, the “WP X Funds”), which indirectly holds shares of Financial Engines common stock through its wholly owned subsidiary, WP X Finance, L.P., a Delaware limited partnership (“WP X Finance”). WP X is the general partner of WP X GP, L.P., a Delaware limited partnership, which is the managing general partner of WP X Finance.

Warburg Pincus X, L.P., a Delaware limited partnership (“WP X LP”), is the general partner of WP X and WP X Partners. Warburg Pincus X GP L.P., a Delaware limited partnership (“WP X GP”), is the general partner of WP X LP. WPP GP LLC, a Delaware limited liability company (“WPP GP”), is the general partner of WP X GP. Warburg Pincus Partners, L.P., a Delaware limited partnership (“WP Partners”), is the managing member of WPP GP. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WPP GP LLC”) is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP GP LLC. Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of the WP X Funds. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members and Co-Chief Executive Officers of WP LLC and may be deemed to control the Warburg Pincus entities. Each of Messrs. Kaye and Landy, the WP X Funds, WP X LP, WP X GP, WPP GP, WP Partners, WPP GP LLC, WP, and WP LLC disclaims beneficial ownership with respect to any shares of Financial Engines common stock, except to the extent of its pecuniary interest in such shares of Financial Engines common stock. The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017.
(2)	Adam S. Bold, as the President of TMFS Holdings, Inc., and as Trustee of the Adam S. Bold Trust, U.T.A., dated February 11, 2014, the majority stockholder of TMFS Holdings, Inc., may be deemed to have voting and dispositive power over the securities held by TMFS Holdings, Inc. The address of TMFS Holdings, Inc. is 1744 Stone Canyon Road, Los Angeles, CA 90077. Prior to the Company’s acquisition of The Mutual Fund Store, Mr. Bold also served as Chairman of TMFS Holdings, LLC, TMFS Advisors, LLC, Smart401(k), LLC, The Mutual Fund Store – Houston, LLC, The Mutual Fund Research Center, LLC, TMFS Advisory Services, LLC, TMFS Management, LLC, The Mutual Fund Store, LLC, and Kansas City 727 Acquisition LLC.

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell the shares covered by this prospectus at various times. As used in this prospectus, the term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a gift, partnership distribution, or other non-sale-related transfer after the date of this prospectus. Subject to the terms of the Stockholders Agreement, the selling stockholders will act independently of Financial Engines in making decisions with respect to the timing, manner and size of each sale. The shares may be sold by or for the account of the selling stockholders in transactions on the Nasdaq Global Market, the over-the-counter market, or otherwise. These sales may be made at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of the sale, or at negotiated prices. Selling stockholders who are subject to our insider trading and corporate governance policies may sell only in compliance therewith. The shares may be sold by means of one or more of the following methods:

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	a combination of any of the above methods; or

•	any other method permitted pursuant to applicable law.

If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

The selling stockholders may sell the shares described in this prospectus directly to purchasers or through broker-dealers, which may act as agents or principals. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in resales. Broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from the purchasers of the shares or from both. This compensation may exceed customary commissions. The selling stockholders may also transfer, devise, gift or pledge these shares by other means not described in this prospectus.

The selling stockholders also may resell all or a portion of the shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act (“Rule 144”) in open market transactions in reliance upon Rule 144.

The selling stockholders have not advised us of any specific plans for the distribution of the shares covered by this prospectus. When and if we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer or underwriter for the sale of a material portion of the shares covered by this prospectus, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC. This supplement or amendment will include the following information:

•	the name of the participating broker-dealer(s) or underwriters;

•	the number of shares involved;

•	the price(s) at which the shares were sold;

•	the commissions paid or discounts or concessions allowed by the selling stockholders to the broker- dealers or underwriters, if any; and

•	other information material to the transaction.

The selling stockholders and any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. Any commissions paid or any discounts or concessions allowed to any of those persons, and any profits received on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders may be deemed to be “underwriters,” the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders and any other person participating in the sale of the resale shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the resale shares by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the resale shares to engage in market-making activities with respect to the particular resale shares being distributed. This may affect the marketability of the resale shares and the ability of any person or entity to engage in market-making activities with respect to the resale shares. We have advised the selling stockholders that the anti-manipulation rules promulgated under the Exchange Act, including Regulation M, may apply to sales of the shares offered by the selling stockholders.

The selling stockholders may agree to indemnify any agent, broker or dealer that participates in sales of common stock against liabilities arising under the Securities Act from sales of common stock.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

We have agreed to bear all expenses of registration of the shares other than fees and disbursements, if any, of one counsel for the selling stockholders. Any discounts or selling commissions, if any, payable to broker-dealers in connection with any sale of the shares will be borne by the selling stockholders selling those shares.

There can be no assurances that the selling stockholders will sell all or any of the shares of common stock offered under this prospectus.

The registration statement to which this prospectus relates is being filed pursuant to the Merger Agreement and the Stockholders Agreement. The Stockholders Agreement provides that we will indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, or they may be entitled to contribution. The Stockholders Agreement further provides that the selling stockholders will indemnify us against certain liabilities, including liabilities under the Securities Act, or we may be entitled to contribution. Subject to the terms and conditions of the Stockholders Agreement, we agreed to file the registration statement to cover the shares of Financial Engines common stock held by each selling stockholder and to keep the registration statement effective until the shares offered by this prospectus (i) have been sold pursuant to an effective registration statement under the Securities Act; (ii) may be sold pursuant to Rule 144 without any limitation as to manner-of-sale restrictions or volume limitations; (iii) cease to be outstanding, or (iv) have been transferred or assigned in a private transaction in which the transferor’s rights under the Stockholders Agreement are not assigned in compliance with the Stockholders Agreement.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon for Financial Engines, Inc. by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Financial Engines, Inc., incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Kansas City 727 Acquisition LLC and Subsidiaries as of December 31, 2014, 2013 and 2012 and for each of the years then ended included in Exhibit 99.2 of Financial Engines, Inc. Current Report on Form 8-K dated February 3, 2016 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. Certain information in the registration statement has been omitted from this prospectus in accordance with the SEC’s rules and regulations. You should review the information and exhibits in the registration statement of which this prospectus forms a part for further information about us and the securities that are being offered by this prospectus. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement of which this prospectus forms a part or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate those statements.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.financialengines.com. Other than as detailed in the section of this prospectus titled “Incorporation By Reference,” the information on our website and the SEC’s website is not incorporated by reference into this prospectus and you should not consider it part of this prospectus or any prospectus supplement, and any references to these websites or any other websites are inactive textual references only. You may also read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC permits us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. This prospectus incorporates by reference the documents listed below that we previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 20, 2015;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on May 6, 2015, August 5, 2015 and November 5, 2015, respectively;

•	our Current Reports on Form 8-K filed with the SEC on May 21, 2015, November 9, 2015 and February 3, 2016;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 from our definitive proxy statement on Schedule 14A filed with the SEC on April 6, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 22, 2010, including any amendments or reports filed for the purpose of updating such description.

In addition, we incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (in each case, other than those documents or the portions of those documents not deemed to be filed) that are made between the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus or any prospectus supplement hereto is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference into this prospectus or any prospectus supplement, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for such information should be directed to:

Financial Engines, Inc.

Attn: General Counsel

1050 Enterprise Way, 3rd Floor

Sunnyvale, CA 94089

(408) 498-6000

In addition, you may obtain a copy of these filings from the SEC as described above in the section entitled “Where You Can Find More Information.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the registrant’s expenses in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Amount
SEC Registration Fee	$27,376
Legal Fees and Expenses	$40,000
Accounting Fees and Expenses	$235,000
Miscellaneous	$7,624

Total	$310,000

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VIII of the Registrant’s Restated Certificate of Incorporation (Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 13, 2010 (File No. 001-34636) and Article 6 of the Registrant’s Amended and Restated Bylaws (Exhibit 3.(ii).2 to the Registration Statement on Form S-1 (File No. 333-163581) (the “Form S-1 Registration Statement”)) provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

The Registrant has entered into Indemnification Agreements (Exhibit 10.4 to the Form S-1 Registration Statement) with its officers and directors that will require the Registrant to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 16.	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Mergers dated as of November 5, 2015, by and among Financial Engines, Inc., Mayberry Acquisition Sub I, LLC, Mayberry Acquisition Sub, Inc., Mayberry Acquisition Sub II, LLC, Kansas City 727 Acquisition Corporation, Kansas City 727 Acquisition LLC, TMFS Holdings, Inc., and WP Fury Holdings, LLC (solely as sellers’ representative) (incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed November 9, 2015 (File No. 001-34636)).

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 filed May 13, 2010 (File No. 001-34636)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.(ii).2 to the Registration Statement on Form S-1 (File No. 333-163581).

4.3	Specimen Common Stock Certificate of the Registrant (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-1 (File No.333-163581).

4.4	Stockholders Agreement dated November 5, 2015 by and among Financial Engines, Inc., WP X Finance, L.P., Warburg Pincus X Partners, L.P., TMFS Holdings, Inc., and Christopher R. Braudis (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed November 9, 2015 (File No. 001-34636)).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Ernst & Young LLP, Independent Auditors.

24.1	Power of Attorney (included on the signature page of this registration statement).

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, California, on this 3rd day of February, 2016.

Financial Engines, Inc.

By	/s/ Lawrence M. Raffone
Lawrence M. Raffone
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement on Form S-3 appears below hereby constitutes and appoints Lawrence M. Raffone and Raymond J. Sims and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LAWRENCE M. RAFFONE Lawrence M. Raffone	President, Chief Executive Officer (Principal Executive Officer) and Director	January 28, 2016

/s/ RAYMOND J. SIMS Raymond J. Sims	Executive Vice President, Chief Financial Officer and Chief Risk Officer (Principal Financial and Accounting Officer)	January 28, 2016

/s/ PAUL G. KOONTZ Paul G. Koontz	Chairman of the Board	January 28, 2016

/s/ JOSEPH A. GRUNDFEST Joseph A. Grundfest	Director	January 28, 2016

/s/ E. OLENA BERG-LACY E. Olena Berg-Lacy	Director	January 28, 2016

/s/ HEIDI K. FIELDS Heidi K. Fields	Director	January 28, 2016

/s/ BLAKE R. GROSSMAN Blake R. Grossman	Director	January 28, 2016

/s/ ROBERT A. HURET Robert A. Huret	Director	January 28, 2016

/s/ MICHAEL E. MARTIN Michael E. Martin	Director	February 1, 2016

/s/ JOHN B. SHOVEN John B. Shoven	Director	January 28, 2016

/s/ DAVID B. YOFFIE David B. Yoffie	Director	January 28, 2016

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Mergers dated as of November 5, 2015, by and among Financial Engines, Inc., Mayberry Acquisition Sub I, LLC, Mayberry Acquisition Sub, Inc., Mayberry Acquisition Sub II, LLC, Kansas City 727 Acquisition Corporation, Kansas City 727 Acquisition LLC, TMFS Holdings, Inc., and WP Fury Holdings, LLC (solely as sellers’ representative)(incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed November 9, 2015 (File No. 001-34636)).

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 filed May 13, 2010 (File No. 001-34636)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.(ii).2 to the Registration Statement on Form S-1 (File No. 333-163581).

4.3	Specimen Common Stock Certificate of the Registrant (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-1 (File No.333-163581).

4.4	Stockholders Agreement dated November 5, 2015 by and among Financial Engines, Inc., WP X Finance, L.P., Warburg Pincus X Partners, L.P., TMFS Holdings, Inc., and Christopher R. Braudis (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed November 9, 2015 (File No. 001-34636)).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Ernst & Young LLP, Independent Auditors.

24.1	Power of Attorney (included on the signature page of this registration statement).